Exhibit 10.1

ASSET ACQUISITION AGREEMENT

This Asset Acquisition Agreement, is made and entered into as of this 15th day of August, 2011 (this “Agreement”) by and among Hillwinds Ocean Energy LLC, a Connecticut limited liability company (“HOEL”), HDS International Corp., a Nevada corporation (“HDSI”), and Mark Simon, the majority stockholder of HDSI (the “HDSI Controlling Stockholder”). HOEL, HDSI and the HDSI Controlling Stockholder shall be individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, HOEL is the owner of that certain license (the “License”) related to the technology pursuant to the Intellectual Property License Agreement (the “License Agreement”) attached hereto as Exhibit A; and

WHEREAS, HDSI desires to acquire the License upon the terms and conditions hereinafter set forth; and

WHEREAS, this Agreement contemplates a transaction in which HDSI will acquire the License, as well as various assets relating directly or indirectly to the License, as further described below in Article I, owned, held or otherwise controlled by HOEL, in any capacity (any right, title or interest in the foregoing either owned, held, or otherwise controlled by HOEL shall be referred to hereinafter as the “Assets”), in return for consideration consisting of shares of HDSI Stock, the execution of a promissory note, and other consideration as set forth herein; and,

WHEREAS, HOEL has received the required approvals from the appropriate parties as specified in the License required for assignment and sale of the Assets, including the License, and has the power and authority to sell, transfer, convey, assign and deliver such Assets, including the License, to HDSI; and

WHEREAS, HOEL believe it is in the best interests of HOEL to exchange the Assets for (a) seven million five hundred thousand (7,500,000) newly-issued shares of Class A Preferred Stock, $0.001 par value per share, of HDSI (the “HDSI Preferred Stock”), (b) two hundred fifty million (250,000,000) newly-issued restricted shares of HDSI common stock (the “Transaction Shares”) (collectively the HDSI Preferred Stock and the Transaction Shares shall be referred to as the “HDSI Stock”) and (c) a  twelve-month ten percent (10%) unsecured promissory note (the “Note”) executed by HDSI for the benefit of HOEL in the amount of three hundred twenty five thousand dollars ($325,000), and (ii) HDSI and the HDSI Controlling Stockholder believe it is in its best interest and the best interest of its stockholders to acquire the Assets in exchange for the HDSI Stock and the Note, and other good and valuable consideration, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

TRANSACTION

Section 1.1    Acquisition of Assets. Upon satisfaction of all of the conditions to the obligations of the Parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), HOEL shall sell, transfer, convey, assign and deliver to HDSI, and HDSI shall purchase from HOEL, at the Closing, all of HOEL’s right, title and interest in and to the Assets, as more specifically set forth in Exhibit A hereto, for the consideration specified below in this Section 1.2 (the “Acquisition”). It is expressly understood that the sale of the Assets shall include the following:

A.

License. The License pursuant to the License Agreement attached hereto as Exhibit A, as well as any all rights and privileges associated therewith and conveyed therein.

B.

Intellectual Property. Any and all intellectual property relating to or referenced in the License owned, held or otherwise controlled by HOEL, including but not be limited to any and all relevant (i) trademarks, (ii) trademark applications, (iii) patents, (iv) patent applications, (v) copyrights, (vi) copyright applications, (vii) trade secrets, and (viii) know-how.

C.

Other Assets. Any and all other tangible and intangible assets that may be reasonably acquired by HDSI relating to the License, including information regarding customer, vendor and supplier lists; plans for research, development, production, new products, marketing and selling; business plans; budgets; unpublished financial statements; licenses; prices and costs; site plans; engineering plans; and any other proprietary information relating to the License developed, owned, held or otherwise controlled by HOEL.

D.

Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, or rights against any other entity in respect of any of the foregoing and all other promotional properties, in each case primarily used or useful or developed or acquired by HOEL for use in connection with the ownership and operation of the Assets in HOEL’s possession;

E.

Books and Records. All papers, documents,

computerized databases and records of HOEL related to the Assets, including without limitation, all sales records, marketing records, purchase records, accounting and financial records, maintenance and production records, vendor lists and information. The foregoing shall specifically include, any and all documents, reports, financial information and audits pertaining to the License, or electronic or video graphic records, including website materials, relating to the evaluation, and utilization of the License in HOEL’s possession.

Section 1.2  Consideration.   In exchange for the Assets, HOEL will receive the following at Closing: (a) seven million five hundred thousand (7,500,000) newly-issued shares of HDSI Class A Preferred Stock, $0.001 par value per share, (b) two hundred fifty million (250,000,000) newly-issued restricted shares of HDSI common stock, and (c) the Note

Section 1.3  The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Carrillo Huettel, LLP, located at 3033 Fifth Avenue, Suite 400, San Diego, California 92103, commencing at 9:00 a.m. local time on the same business day the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Parties may mutually determine (the “Closing Date”), but in no event later than August 31, 2011, unless otherwise agreed to in a written document signed by HDSI and HOEL.

Section 1.4  Deliveries at the Closing.  At the Closing, (i) HOEL will deliver to HDSI the various certificates, instruments, and documents referred to in Section 5 below; (ii) HDSI will deliver to HOEL the various certificates, instruments, and documents referred to in Section 4 below; (iii) HOEL will execute such other instruments of transfer, conveyance, and assignment as HDSI and its counsel may reasonably request; and (iv) HDSI will execute, such other instruments of assumption as HOEL and its counsel may reasonably request. Simultaneously with the Closing, HOEL shall give HDSI full possession and enjoyment of the Assets, HDSI shall give HOEL full ownership of the HDSI Stock,

Section 1.5  Directors of HDSI at Closing Date. On the Closing Date, Mark Simon, the current director of HDSI, shall resign from the board of directors of HDSI (the “HDSI Board”) and Mr. Tassos D. Recachinas’s (Mr. Recachinas”) appointment to the HDSI Board shall become effective.

Section 1.6  Officers of HDSI at Closing Date. On the Closing Date, Mark Simon shall resign from each officer position held at HDSI and immediately thereafter, the HDSI Board shall appoint Mr. Recachinas to serve as the sole officer and director of HDSI.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HDSI

HDSI represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1  Corporate Organization

A.

HDSI is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of HDSI. “Material Adverse Effect” means, when used with respect to HDSI, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of HDSI, or materially impair the ability of HDSI to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

B.

Copies of the Articles of Incorporation and By-laws of HDSI with all amendments thereto, as of the date hereof (the “HDSI Charter Documents”), have been furnished to HOEL, and such copies are accurate and complete as of the date hereof. The minute books of HDSI are current as required by law, contain the minutes of all meetings of the HDSI Board and stockholders of HDSI from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the HDSI Board and stockholders of HDSI. HDSI is not in violation of any of the provisions of the HDSI Charter Documents.

Section 2.2  Capitalization of HDSI.

A.

The authorized capital stock of HDSI consists of (a) five hundred fifty million (550,000,000) shares authorized as common stock, par value $0.001, of which five hundred thirty eight million two hundred thousand (538,200,000) shares of common stock are issued and outstanding, immediately prior to this Agreement, and (b) fifty million preferred shares, with twenty five million (25,000,000) of such shares designated as Class A Preferred Stock.

B.

All of the issued and outstanding shares of common stock of HDSI immediately prior to this Agreement are, and all shares of common stock of HDSI when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued to HOEL pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of HDSI’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to HDSI or any common stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of HDSI’s capital stock. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which HDSI is a party or by which it is bound with respect to any equity security of any class of HDSI. HDSI is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of HDSI.  The issuance of all of the shares of HDSI described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of HDSI has any right to rescind or bring any other claim against HDSI for failure to comply with the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

C.

There are no outstanding contractual obligations (contingent or otherwise) of HDSI to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, HDSI or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.3  Subsidiaries and Equity Investments. HDSI does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 2.4  Authorization, Validity and Enforceability of Agreements. HDSI has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by HDSI and the consummation by HDSI of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of HDSI, and no other corporate proceedings on the part of HDSI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of HDSI and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. HDSI does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act.

Section 2.5  No Conflict or Violation. Neither the execution and delivery of this Agreement by HDSI, nor the consummation by HDSI of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the HDSI Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which HDSI is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which HDSI is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of HDSI’s assets, including without limitation the HDSI Stock.

Section 2.6  Agreements. Except as disclosed on documents filed with the Securities and Exchange Commission (the “Commission”), HDSI is not a party to or bound by any contracts, including, but not limited to, any:

A.

employment, advisory or consulting contract;

B.

plan providing for employee benefits of any nature, including any severance payments;

C.

lease with respect to any property or equipment;

D.

contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

E.

contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

F.

agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

HDSI has provided to HOEL, prior to the date of this Agreement, true, correct and complete copies of each contract (whether written or oral), including each amendment, supplement and modification thereto (the “HDSI Contracts”).  The Company shall satisfy all liabilities due under the HDSI Contracts as of the date of Closing.  All such liabilities shall be satisfied or released at or prior to Closing.  Any amounts accrued post-Closing shall be the sole responsibility of HOEL.

Section 2.7  Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of HDSI, currently threatened against HDSI or any of its affiliates, that may affect the validity of this Agreement or the right of HDSI to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of HDSI, currently threatened against HDSI or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against HDSI or any of its affiliates. Neither HDSI nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by HDSI or any of its affiliates relating to HDSI currently pending or which HDSI or any of its affiliates intends to initiate.

Section 2.8  Compliance with Laws. HDSI has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.9  Financial Statements; SEC Filings.

A.

HDSI’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of HDSI as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. HDSI has no material liabilities (contingent or otherwise). HDSI is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. HDSI maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

B.

HDSI has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of HDSI in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of HDSI’s common stock, it being acknowledged that none of HDSI’s securities are approved or listed for trading on any exchange or quotation system.

Section 2.10  Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, HDSI Board minutes and financial and other records of whatsoever kind of HDSI have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of HDSI. HDSI maintains a system of internal accounting controls sufficient, in the judgment of HDSI, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.11  Employee Benefit Plans. HDSI does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.12  Tax Returns, Payments and Elections. HDSI has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and HDSI has timely paid all Taxes due and adequate provisions have been and are reflected in HDSI’s Financial Statements for all current taxes and other charges to which HDSI is subject and which are not currently due and payable. None of HDSI’s federal income tax returns have been audited by the Internal Revenue Service. HDSI has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the HDSI for any period, nor of any basis for any such assessment, adjustment or contingency. HDSI has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.13  No Debt Obligations. Upon the Closing Date, HDSI will not have debt, obligations or liabilities of any kind whatsoever totaling in excess of $1,000, other than with respect to the transactions contemplated hereby. HDSI is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.14  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to HDSI or any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.15  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by HDSI to arise, between HDSI and any accountants and/or lawyers formerly or presently engaged by HDSI. HDSI is current with respect to fees owed to its accountants and lawyers.

Section 2.16 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of HDSI in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.17  Absence of Undisclosed Liabilities. Since the date of the filing of its annual report on Form 10-K for the year ended December 31, 2010, except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) HDSI has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees; (C) HDSI has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) HDSI has not made any loan, advance or capital contribution to or investment in any person or entity; (E) HDSI has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) HDSI has not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Agreement, HDSI has not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.18  No Integrated Offering. HDSI does not have any registration statement pending before the Commission or currently under the Commission’s review and since the Closing Date, except as contemplated under this Agreement, HDSI has not offered or sold any of its equity securities or debt securities convertible into shares of common stock.

Section 2.19  Employees.

A.

HDSI has one employee, Mark Simon.

B.

Other than Mark Simon, HDSI does not have any officers or directors. No director or officer of HDSI is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his duties as a director or officer of HDSI or (b) the ability of HDSI to conduct its business.

Section 2.20  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to HDSI or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by HDSI but which has not been so publicly announced or disclosed. HDSI has not provided to HOEL any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by HDSI but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

Section 2.21  Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of HDSI or the HDSI Controlling Stockholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.22  No Assets or Real Property. Except as set forth on the most recent Financial Statements, HDSI does not have any assets of any kind.  HDSI does not own or lease any real property.

Section 2.23  Interested Party Transactions.  Except as disclosed in Commission filings, no officer, director or shareholder of HDSI or any affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such person or entity, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by HDSI, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish HDSI any goods or services; or (b) a beneficial interest in any contract or agreement to which HDSI is a party or by which it may be bound or affected.

Section 2.24  Intellectual Property. Except as in documents filed with the Commission, HDSI does not own, use or license any intellectual property in its business as presently conducted.

Section 2.25   License Agreement.  HDSI agrees to be bound by the terms of the License Agreement attached hereto as Exhibit A.

Section 2.26  Promissory Note. Concurrent with the Closing, HDSI shall execute a promissory note for the benefit of HOEL in the principal amount of three hundred twenty five thousand dollars ($325,000) (the “Note”), which accrues interest at an annual rate of ten percent (10%), and is due on or before the twelve (12) month anniversary of the execution of the Note.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HOEL

HOEL represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to HOEL, are true and complete as of the date hereof.

Section 3.1  Organization.  HOEL is a limited liability company duly organized and validly existing under the laws of the State of Connecticut and has the power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of HOEL’s Articles of Organization or Operating Agreement.  HOEL has taken all actions required by law, its Articles of Organization or Operating Agreement, or otherwise to authorize the execution and delivery of this Agreement.  HOEL has full power, authority, and legal capacity and has taken all action required by law, its Articles of Organization or Operating Agreement, and otherwise to consummate the transactions herein contemplated.

Section 3.2  Ownership.  HOEL is a wholly owned subsidiary of Hillwinds Energy Development Corporation, a Connecticut corporation (“HEDC”), which owns one hundred percent of the membership units of HOEL.

Section 3.3  Financial Statements. HOEL has kept all books and records since inception and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of HOEL.

Section 3.4  Information. The information concerning HOEL set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.5  Absence of Certain Changes or Events. Since August 12, 2011, (a) HOEL has not (i) made any material change in its method of management, operation or accounting, (ii) entered into any other material transaction other than sales in the ordinary course of its business; or (iii) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its members, managers, or employees; and (b) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of HOEL.

Section 3.7  Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of HOEL after reasonable investigation, threatened by or against  HOEL or affecting HOEL or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  HOEL does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances

Section 3.8  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which HOEL is a party or to which any of its assets, properties or operations are subject.

Section 3.9  Compliance With Laws and Regulations. To the best of its knowledge, HOEL has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of HOEL or except to the extent that noncompliance would not result in the occurrence of any material liability for HOEL.

Section 3.10  Approval of Agreement. The Managing Member of HOEL has authorized the execution and delivery of this Agreement by HOEL and has approved this Agreement and the transactions contemplated hereby.

Section 3.11 Valid Obligation. This Agreement and all agreements and other documents executed by HOEL in connection herewith constitute the valid and binding obligation of HOEL, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.12  Acknowledgment. HOEL understands and agrees that the HDSI Stock to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the HDSI Stock is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

Section 3.13  Stock Legends. HOEL hereby agrees with HDSI as follows:

A.

Securities Act Legend Accredited Investors. The certificates evidencing the HDSI Stock issued to HOEL will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

B.

Other Legends. The certificates representing such HDSI Stock, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.

 Opinion. HOEL shall not transfer any or all of the HDSI Stock pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the HDSI Stock, without first providing HDSI with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the HDSI) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 3.14  Tangible Assets.  The tangible assets that HOEL owns or leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair subject to normal wear and tear.

Section 3.15  Ownership. HOEL has, and will have at the Closing, good, valid and marketable title to all of the Assets, free and clear of any liens. HOEL has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Assets or its business. No third party has any option or right to acquire HOEL’s business or any of the Assets.

Section 3.16  Intellectual Property. HOEL owns, free and clear of any Encumbrance, or has the valid right to transfer any intellectual property used by HOEL in conjunction with the Assets. HOEL has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. HOEL makes no representation of warranty in respect of any other intellectual property, and HDSI confirms it has been allowed to conduct due diligence satisfactory to HDSI, and HDSI agrees that any intellectual property of HOEL is taken as-is.

A.

HOEL has no agreements with any Person pursuant to which HOEL obtains rights to intellectual property material to the Assets that is owned by an entity other than HOEL.

B.

HOEL has taken reasonable precautions (i) to protect its rights in the intellectual property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential intellectual property, related to the Assets and to HOEL’s knowledge, there have been no acts or omissions by the officers, directors, employees and agents of HOEL, the result of which would be to materially compromise the rights of HOEL to apply for or enforce appropriate legal protection of HOEL’s intellectual property.

Section 3.17

Litigation.  HOEL (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor (ii) is a party to or, to the knowledge of members of HOEL, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

Section 3.18

Disclosure.  The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

ARTICLE IV

CONDITIONS TO OBLIGATIONS OF HOEL

The obligations of HOEL to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by HOEL at its sole discretion:

Section 4.1  Representations and Warranties of HDSI. All representations and warranties made by HDSI in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 4.2  Agreements and Covenants. HDSI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 4.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 4.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of HDSI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 4.5  Other Closing Documents. HOEL shall have received such certificates, instruments and documents in confirmation of the representations and warranties of HDSI, HDSI’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as HOEL and/or its respective counsel may reasonably request.

Section 4.6  Documents. HDSI and the HDSI Controlling Stockholder must have caused the following documents to be delivered to HOEL:

A.

share certificates evidencing the HDSI Stock registered in the name of HOEL;

B.

evidence of the cancellation of four hundred forty million eight hundred twenty thousand (440,820,000) shares of common owned and held by the HDSI Controlling Stockholder;

C.

a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the HDSI Charter Documents, (B) the resolutions of the HDSI Board approving this Agreement and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of HDSI signing this Agreement to which HDSI is a party;

D.

 an Officer’s Certificate, dated the Closing Date, certifying as to Sections 4.1, 4.2, 4.3, 4.4, 4.7, and 4.8.

E.

 a Certificate of Good Standing of HDSI, dated as of a date not more than five business days prior to the Closing Date;

F.

 this Agreement duly executed;

G.

 the resignation of Mark Simon as sole officer of HDSI as of the Closing Date;

H.

 the resignation of Mark Simon as sole director of HDSI on the Closing Date;

I.

 the amendment of the Articles of Incorporation to change the capital stock to two billion (2,000,000,000) shares authorized as common stock, par value $0.001; and,

J.

 such other documents as HOEL may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of HDSI, (B) evidencing the performance of, or compliance by HDSI with any covenant or obligation required to be performed or complied with by HDSI, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 4.7  Cancellation of Shares.  At Closing, the HDSI Controlling Stockholder shall irrevocably cancel four hundred forty million eight hundred twenty thousand (440,820,000) shares of the HDSI common stock he currently owns.   Evidence of such cancellation and transfer shall be delivered to HOEL.

Section 4.9  No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to HDSI.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF HDSI

The obligations of HDSI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by HDSI in its sole discretion:

Section 5.1  Representations and Warranties of HOEL. All representations and warranties made by HOEL in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2  Agreements and Covenants. HOEL shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 5.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of HOEL shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5  Other Closing Documents. HDSI shall have received such certificates, instruments and documents in confirmation of the representations and warranties of HOEL, and the performance of HOEL’s respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as HDSI or its counsel may reasonably request.

Section 5.6  Documents. HOEL must deliver to HDSI at the Closing:

A.

documentation evidencing HOEL's acquisition and ownership of the Assets. On the Closing Date, HOEL shall deliver any and all documentation relating to the Assets such documentation shall include all papers, documents, computerized databases and records of HOEL relating to the Assets in HOEL’s possession, including without limitation all corporate, marketing records, purchase records, accounting and financial records  and maintenance and production records, documents and information, including know-how, trade secrets, and other reasonable documents as requested by HDSI relating to the Assets (the “Deliveries”). HOEL’s Deliveries shall be treated as confidential information and if for any reason HOEL’s Deliveries are delivered to HDSI, but the transaction does not complete, all of HOEL’s Deliveries will be returned to HOEL, and HDSI will not retain, directly or indirectly, any copies thereof.

B.

this Agreement duly executed;

C.

HOEL shall have performed all necessary actions to transfer legal title of the Assets to the name of HDSI.

D.

HOEL will execute and deliver to HDSI a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit B, together with such other instruments of conveyance and evidence of the transfer of title to the Assets from HOEL to HDSI as HDSI may reasonably request. All instruments of conveyance shall be free of all encumbrances and shall be in form and content reasonably acceptable to counsel for HDSI and HOEL.

D.such other documents as HDSI may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the HOEL, (B) evidencing the performance of, or compliance by HOEL with, any covenant or obligation required to be performed or complied with by HOEL, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Section 5, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.7  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the HOEL Membership Interests, or any other ownership interest in, HOEL, or (b) is entitled to all or any portion of the HDSI Stock.

ARTICLE VI

POST-CLOSING AGREEMENTS

Section 6.1  SEC Documents. From and after the Closing Date, in the event the SEC notifies HDSI of its intent to review any Public Report filed prior to the Closing Date or HDSI receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, HDSI shall promptly notify the HDSI Controlling Stockholder and the HDSI Controlling Stockholder shall reasonably cooperate with HDSI in responding to any such oral or written comments.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the one-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 7.2  Indemnification.

A.

Indemnification Obligations in favor of the Controlling Stockholders of HDSI. From and after the Closing Date until the expiration of the Survival Period, HOEL shall reimburse and hold harmless the HDSI Controlling Stockholder (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “HDSI Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any HDSI Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any HDSI Indemnified Party, which arises or results from a third-party claim brought against a HDSI Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of HOEL. All claims of HDSI pursuant to this Section 7.2 shall be brought by the HDSI Controlling Stockholder on behalf of HDSI and those Persons who were stockholders of HDSI Company immediately prior to the Closing Date.  In no event shall any such indemnification payments exceed $100,000 in the aggregate from HOEL.   No claim for indemnification may be brought under this Section 8.2(a) unless all claims for indemnification, in the aggregate, total more than $10,000.

B.

Indemnification in favor of HOEL. From and after the Closing Date until the expiration of the Survival Period, the HDSI Controlling Stockholder will, severally and not jointly, indemnify and hold harmless HOEL, and its respective members and managers, agents, attorneys and employees, and each person, if any, who control or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “HOEL Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by HDSI or the HDSI Controlling Stockholder in this Agreement, and in any certificate delivered by HDSI or the HDSI Controlling Stockholder pursuant to this Agreement, (ii) any breach by HDSI or the HDSI Controlling Stockholder of any covenant, obligation or other agreement made by HDSI or the HDSI Controlling Stockholder in this Agreement, and (iii) a third-party claim based on any acts or omissions by HDSI or the HDSI Controlling Stockholder. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all HDSI Controlling Stockholder.  No claim for indemnification may be brought under this Section 7.2(b) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE VIII

TERMINATION

Section 8.1  Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

A.

HDSI and HOEL may terminate this Agreement by mutual written consent at any time prior to the Closing;

B.

HDSI may terminate this Agreement by giving written notice to HOEL at any time prior to the Closing (A) in the event HOEL has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, HDSI has notified HOEL of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before August 31, 2011, by reason of the failure of any condition precedent under Section 5 herein (unless the failure results primarily from HDSI itself breaching any representation, warranty, or covenant contained in this Agreement); and

C.

HOEL may terminate this Agreement by giving written notice to HDSI at any time prior to the Closing (A) in the event HDSI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, HOEL has notified HDSI of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before August 31, 2011, by reason of the failure of any condition precedent under Section 4 herein (unless the failure results primarily from HOEL itself breaching any representation, warranty, or covenant contained in this Agreement).

Section 8.2  Effect of Termination.  If any Party terminates this Agreement pursuant to Section 8(A) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to HOEL to:

Hillwinds Ocean Energy, LLC

501 Kings Highway East, Suite 108

Fairfield, CT  06825

If to HDSI or the HDSI Controlling Stockholder, to:

HDS International Corp.

345 S. End Avenue, #7P

New York, NY 10280

Attn: Mark Simon, Chief Executive Officer

With a copy to (which copy shall not constitute notice):

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Attn: Luis Carrillo, Esq.

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.9  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the United States District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.4.

Section 9.10  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 9.12  Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[REST OF PAGE DELIBERATELY LEFT BLANK]

[SIGNATURE PAGE TO AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HDS INTERNATIONAL CORP.

/s/ Mark Simon

Name: Mark Simon

Title: Chief Executive Officer

HDS INTERNATIONAL CORP. CONTROLLING STOCKHOLDER

/s/ Mark Simon

Mark Simon

HILLWINDS OCEAN ENERGY, LLC

/s/ Tassos D. Recachinas

Name:   Tassos D. Recachinas

Title:

President

SCHEDULE I

SHARE DELIVERY INSTRUCTIONS

Name	Address	Tax-ID (if applicable)	HDSI Shares To Be Newly Issued	HDSI Shares To Be Newly Issued
Hillwinds Ocean Energy, LLC	501 Kinds Highway East Suite 108 Fairfield, CT 06825		7,500,000 Class A Preferred Shares	250,000,000 Restricted Common Shares
TOTALS			7,500,000	250,000,000

EXHIBIT A

INTELLECTUAL PROPERTY LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”), made and entered into as of the 13th day of April, 2009,  is by and between Hillwinds Energy Development Corporation, a Connecticut corporation ("LICENSOR"), and Hillwinds Ocean Energy, LLC, a Connecticut limited liability company ("LICENSEE") (each of LICENSOR and LICENSEE, a "Party," and collectively, the "Parties").

RECITALS

WHEREAS, LICENSOR is the owner of certain "Intellectual Property” as defined in Section 1 below, relating to the “Primary Fields”;

WHEREAS, LICENSEE desires to have the Intellectual Property developed and utilized in the public interest;

WHEREAS, LICENSOR desires to grant licenses under said Intellectual Property;

WHEREAS, LICENSEE desires to acquire an exclusive license under the Intellectual Property from LICENSOR upon the terms and conditions hereinafter set forth; and

WHEREAS, LICENSOR has the power and authority to grant to LICENSEE such license.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the Parties agree as follows:

1.

DEFINITIONS

For purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1

"Effective Date" shall mean the date first written above.

1.2

"Primary Fields" shall mean the methods and areas of technology involving design, development, commercialization, manufacture and sale of processes and systems relating to, among other things, industrial ocean-based biomass production, the capture of carbon dioxide, from waste emissions and other sources; the fixation of carbon dioxide in biological systems through photosynthetic organisms and otherwise; the production of micro and macro algae, and other photosynthetic crops, for commercial purposes, in lab-based, open-pond, and ocean-based settings; the harvesting of algae; the processing of algae and separation into various components, for the ultimate production of biofuels, biomass and related co-products; and the production of such end products.

1.3

"Intellectual Property" shall mean and include:

(a)

any United States and foreign patents and patent applications (together, the “Patents”) as further described  in Appendix A, any patents issued from such applications, and any divisional, continuation, continuation-in-part, reissue, re-examination, substitute and/or extension of the patents and patent applications as they arise; and

(b)

any copyrights, copyright applications, trademarks, trademark applications, Know-how, trade secrets, data and other information owned by LICENSOR.

1.4

A "Licensed Product" shall mean any material, composition, product, service or part thereof which (i) is covered in whole or in part by an issued, unexpired or pending claim contained in the Intellectual Property, (ii) is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Intellectual Property, or (iii) is otherwise derived from the Intellectual Property.

1.5

A "Licensed Process" shall mean any process or method which (i) is covered in whole or in part by an issued, unexpired or pending claim contained in the Intellectual Property, or (ii) is otherwise derived from the Intellectual Property.

1.6

"Net Sales" shall mean LICENSEE's (and its sublicensees') billings for Licensed Products and Licensed Processes during a particular accounting period less the sum of (a) discounts allowed in amounts customary in the trade, (ii) sales taxes, tariff duties, and/or use taxes which are directly imposed and are with reference to particular sales, (iii) outbound transportation prepaid or allowed; and (iv) amounts allowed or credited on returns.

In the event that a Licensed Product is sold in combination with another product and/or service ("Combination Product"), Net Sales, for purposes of royalty payments on the Combination Product, shall be calculated by multiplying the Net Sales on sale of that combination by the fraction A/B, where A is the gross selling price of the Licensed Product sold separately and B is the gross selling price of the Combination Product. In the event that no such separate sales are made by the Company, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the combination by the fraction C/(C+D) where C is the fully allocated cost of the Licensed Product and D is the fully allocated cost of other components, such standard costs being determined using LICENSEE’s standard accounting procedures.

1.7

"Know-how" shall mean the ideas, methods, characterization and techniques developed by the LICENSOR before the Effective Date, which are necessary for practicing the Intellectual Property.

1.8

“Non-Royalty Sublicense Income” shall mean sublicense issue fees, sublicense maintenance fees, sublicense milestone payments, and similar non-royalty payments made by sublicensees to LICENSEE on account of sublicenses pursuant to this Agreement.

1.9

"Licensed Territory" shall mean Back Bay, New Brunswick, Canada, and any geography within 50 miles from the center of Back Bay, with the boundary on the west being the border with the State of Maine in the United States.

2.

LICENSE

2.1

Grant.  LICENSOR hereby grants to LICENSEE, subject to the terms and conditions set forth in this Agreement, an exclusive and perpetual license in the Licensed Territory to use the Intellectual Property to develop, make, use, market and sell Licensed Products and to practice Licensed Processes.  In order to establish such exclusivity, LICENSOR shall not grant to third parties a further license under the Intellectual Property within the Licensed Territory during the term of this Agreement.

2.2

Improvements.  All modifications, design changes, updates, or similar revisions in scope which relate to the Intellectual Property or any derivative of the Intellectual Property ("Improvements") made by LICENSEE shall be promptly disclosed to LICENSOR.  All Improvements made by LICENSEE shall become the property of LICENSOR and shall be deemed to be included in the license granted to LICENSEE by this Agreement.  LICENSEE agrees to provide reasonable cooperation in connection with perfection of rights in such Improvements, and to execute any and all documents necessary to perfect LICENSOR’s rights therein.

2.3

Sublicense.  The rights and obligations licensed to LICENSEE herein are personal in nature and directed solely to LICENSEE.  LICENSEE shall not enter into sublicensing agreements for the rights, privileges and licenses granted hereunder without the prior written consent of LICENSOR and upon terms and conditions agreed to by LICENSOR.  Upon such approval, all such sublicense agreements shall, among other things, provide that the obligations to LICENSOR of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement.

2.4

Other Territories.  LICENSEE may submit proposals to LICENSOR to use the Intellectual Property or establish operations to develop and make Licensed Products and to practice Licensed Processes outside of the Licensed Territory (but not within a territory licensed by LICENSOR to a third party under a separate agreement).  LICENSOR may authorize or reject LICENSEE’s proposal(s) at LICENSOR’s sole discretion.  LICENSEE shall have reasonable access to territory information regarding LICENSOR's license agreements with third parties and LICENSOR shall make commercially reasonable efforts to notify LICENSEE of licensing agreements reached with third parties within thirty (30) days of reaching such agreements.  Notwithstanding the foregoing, LICENSEE shall be permitted to, subject to the confidentiality requirements hereto, apply for or obtain grant funding in any jurisdiction, provided that such grant funds are applied within the Licensed Territory.

2.5

Ownership.  The Parties acknowledge and agree that the Intellectual Property shall remain the sole property of LICENSOR throughout the term of this Agreement and after any termination or cancellation of this Agreement.

2.6

Costs.  LICENSEE shall be solely responsible for the manufacture, production, marketing, sale and distribution of the Licensed Products and the practice of Licensed Processes, and shall be solely responsible for any and all costs associated therewith.

3.

REQUIREMENTS

3.1

Best Efforts.  LICENSEE shall use its best efforts to apply and practice Licensed Processes and to bring one or more Licensed Products to market through a thorough, vigorous, and diligent program for exploitation of the Intellectual Property to attain maximum commercialization of Licensed Products and Licensed Processes and shall thereafter continue such efforts throughout the life of this Agreement.

3.2

Milestones.  LICENSEE shall adhere to the following milestones:

(a)

Progress Report.  LICENSEE shall deliver to LICENSOR an annual progress report as to (i) LICENSEE's (and any sublicensee's) efforts and accomplishments during the preceding year in diligently commercializing the Licensed Products and Licensed Processes in the Licensed Territory, and (ii) LICENSEE's (and any sublicensee's) commercialization plans for the upcoming year.

The annual report shall be due on or before each anniversary of the Effective Date.    The report shall summarize in writing the progress for the activities described above.  Licensee shall allow 1-3 paragraphs for each of the following:

1)

Efforts.  Activities currently under investigation, i.e., ongoing activities including objectives and parameters of such activities, when initiated, and projected date of completion.

2)

Accomplishments.  Activities completed since last report including the objectives and parameters of the development, when initiated, when completed and the results.

3)

Commercialization plans.  Activities to be undertaken before the next annual report including, but not limited to, the type and objective of any necessary efforts and their projected starting and completion dates.

4)

Commercialization timeline. Estimated total time remaining before Licensed Products and Licensed Processes will be commercialized.

5)

Changes to plan. Describe any changes to the initial commercialization plan with reasons for the change.

(b)

LICENSOR reserves the right to audit LICENSEE's records relating to the development of Licensed Products and Licensed Processes as required hereunder subject to the procedures and restrictions set forth for audit of the financial records of LICENSEE in Section 5.

3.3

General Performance Requirement.  If LICENSEE fails to perform in accordance with Paragraphs 3.1 and 3.2 above, then LICENSOR shall have the right and option to either (a) terminate this Agreement pursuant to Paragraph 11.3 hereof or (b) change LICENSEE’s exclusive license to a nonexclusive license.  This right if exercised by LICENSOR shall supersede the rights granted in Paragraph 2.1.

3.4

Performance Requirements within Licensed Territory.  Beginning ten (10) years from the Effective Date of this Agreement, LICENSOR shall have the right at any time and from time to time, to terminate or limit the scope of the exclusive license granted herein with respect to any field of use or any national political jurisdiction in which LICENSEE fails to use its best efforts to commercialize the Intellectual Property.  In order to limit the scope of the license pursuant to this Paragraph 3.4, LICENSOR shall provide LICENSEE with ninety (90) days' prior written notice specifying the field of use or geographic area in which it intends to terminate or limit the scope of the license of the Intellectual Property, and the license shall be terminated or limited in scope as specified in such notice unless LICENSEE provides  reasonable evidence satisfactory to LICENSOR, within the said ninety-day period, that LICENSEE is exercising its best efforts to commercialize the Intellectual Property in the identified field of use or national political jurisdiction.  As used herein, (i) "commercialize" means having Net Sales of Licensed Products or Licensed Processes in such jurisdiction; and (ii) "efforts to commercialize" means having Net Sales of Licensed Products or Licensed Processes or an effective, ongoing and active research, development, manufacturing, marketing or sales program as appropriate, directed toward obtaining regulatory approval, production or Net Sales of Licensed Products or Licensed Processes in any jurisdiction, and plans acceptable to LICENSOR, in its sole discretion, to commercialize licensed inventions in the jurisdiction(s) that LICENSOR intends to terminate or limit in scope.

4.

ROYALTIES AND FEES

4.1

License Maintenance Fee.  LICENSEE shall pay LICENSOR a license maintenance fee (“License Maintenance Fee”) of  Fifty Thousand Dollars ($50,000) per calendar year payable as of December 31, 2011 and as of December 31 of each year thereafter.

4.2

Running Royalty.  This Agreement has no running royalty rate and LICENSEE is not obligated to pay any royalty on Net Sales of Licensed Products, Licensed Processes or for Non-Royalty Sublicense Income.

4.3

Patent Costs.

(a)

Reimbursement.  LICENSEE shall reimburse LICENSOR for all future (on or after the Effective Date) costs, fees and expenses incurred in connection with the filing, prosecution and maintenance of the Intellectual Property.  Such reimbursement shall be made within thirty (30) days of receipt of an itemized invoice from LICENSOR and shall bear interest, if overdue, at the rate specified in Paragraph 5.5.

(b)

Restriction of Rights for Non-payment.  If LICENSEE elects not to support the expense of filing or prosecution of any patent application or to maintain any patent for any reason, it shall promptly notify LICENSOR of its decision and LICENSOR shall thereafter have the sole and exclusive right to undertake such filing, prosecution or maintenance at its own expense, and LICENSOR shall have the right to dispose of such patent applications or patents as it chooses and without further obligation to LICENSEE with respect to such patent applications or patents, and such patent applications or patents shall be removed from the scope of this Agreement.

4.4

Payments shall be paid in United States dollars at LICENSOR or at such other place as LICENSOR may reasonably designate consistent with the laws and regulations controlling in any foreign country.  If any currency conversion shall be required in connection with the payment of fees hereunder, such conversion shall be made in using the exchange rate published in The Wall Street Journal on the last business day of the calendar month in which payment falls due (or the closest business day prior thereto on which such rate is published).

4.5

All payments due hereunder shall be paid in full without deduction of taxes or other fees, except those listed in Paragraph 1.6 above, which may be imposed by any government or governmental authority and all such governmental taxes and fees shall be paid by LICENSEE or sublicensees if any.

5.

REPORTS AND RECORDS

5.1

Records.  LICENSEE shall keep full, true, and accurate books of accounting containing all particulars that may be necessary for the purpose of showing the amounts payable to LICENSOR hereunder.  Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE.  Said books and the supporting data shall be open at all reasonable times for five years following the end of the calendar year to which they pertain for the inspection of LICENSOR or its agents for the purpose of compliance in any respects with this Agreement.  Should such inspection lead to the discovery of a ten percent (10%) or greater discrepancy in reporting, then LICENSEE shall pay the full cost of such inspection.

5.2

Quarterly Reports.  After the first commercial sale of a Licensed Product, LICENSEE, within forty-five (45) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to LICENSOR true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding three-month period under this Agreement.  These reports shall include at least the following:

(a)

number of Licensed Products manufactured and sold;

(b)

total billings for Licensed Products sold;

(c)

total billings for Licensed Processes practiced;

(d)

sublicense income and details;

(e)

deductions applicable as provided in Paragraph 1.6;

(f)

names and addresses of all sublicensees of LICENSEE.

5.4

Financial Statements.  At LICENSOR’s request, on or before the sixtieth day following the close of LICENSEE's fiscal year, LICENSEE shall provide LICENSOR with a statement for the preceding fiscal year stating, at a minimum, the correctness of the reported billings of Licensed Products and Licensed Processes, and total fees paid to LICENSOR.  Such statement shall be certified as correct by an officer of LICENSEE or by an independent auditor.

5.5

Interest Penalty.  The license fees and reimbursements for patent-related expenses set forth in this Agreement shall, if overdue, bear interest until payment in full at the monthly rate of one percent (1%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the date that any royalty payment, license fee, or other reimbursement is due.  The payment of such interest shall not foreclose LICENSOR from exercising any other rights it may have as a consequence of the lateness of any payment.

6.

PATENT PROSECUTION

6.1

Provided that LICENSEE has reimbursed LICENSOR for Patent Costs pursuant to Section 4, LICENSOR shall diligently prosecute and maintain the United States and, if available, foreign patents, and applications in the Intellectual Property using counsel of its choice. Such counsel shall take instructions only from LICENSOR, and all patents and patent applications in the Intellectual Property shall be assigned solely to LICENSOR.

7.

INFRINGEMENT

7.1

LICENSEE shall inform LICENSOR promptly in writing of any alleged infringement of the Intellectual Property by a third party and of any available evidence thereof.

7.2

During the term of this Agreement, LICENSOR shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Intellectual Property.  If LICENSOR prosecutes any such infringement, LICENSEE agrees that LICENSOR may include LICENSEE as a co-plaintiff in any such suit, without expense to LICENSEE.  The total cost of any such infringement action commenced or defended solely by LICENSOR shall be borne by LICENSOR, but LICENSOR shall keep any recovery or damages for past infringement derived from said suit, whether resulting from a judgment, settlement, or otherwise, as reimbursement for any and all expenses, costs, and efforts expended by LICENSOR in pursuit of the claim.  The remainder, if any, shall then be divided between LICENSOR and LICENSEE in an equitable manner to allow LICENSEE to receive a portion of the income it would have received but for the infringement.

7.3

If within six (6) months after having been notified of any alleged infringement or such shorter time prescribed by law, LICENSOR shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSOR shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Intellectual Property, and LICENSEE may, for such purposes, use the name of LICENSOR as party plaintiff; provided however that such right to bring an infringement action shall remain in effect only for so long as the license granted herein remains exclusive.  No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of LICENSOR, which consent shall not be unreasonably withheld.  LICENSEE shall indemnify LICENSOR from and against all costs, expenses, judgments, or other adverse results that arise during or that result from such proceedings or the actions associated therewith.

7.4

In the event that a declaratory judgment action alleging invalidity or infringement of any of the Intellectual Property shall be brought against LICENSEE, LICENSOR, at its option, shall have the right, within thirty (30) days after notice of the commencement of such action, to intervene and take over the sole defense of the action at its own expense.

7.5

In any infringement suit as either Party may institute to enforce the Intellectual Property pursuant to this Agreement, the other Party hereto shall, at the request and expense of the Party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.

INDEMNIFICATION

8.1

LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold LICENSOR, its officers, agents, employees, affiliates and assigns, both in their official and personal capacities, harmless against all claims and expenses, including legal expenses and reasonable attorney's fees, whether arising from a third party claim, whether resulting from LICENSOR's enforcing this indemnification clause against LICENSEE, or whether arising out of the death of or injury to any person or persons or out of any damage to property, and further against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the use of the Intellectual Property, the production, manufacture, sale, use, lease, consumption or marketing of Licensed Products or Licensed Processes, or arising from any obligation of LICENSOR or LICENSEE hereunder.

8.2

At LICENSOR’s request, LICENSEE shall obtain and carry in full force and effect liability insurance which shall protect LICENSEE and LICENSOR (including the other persons and entities identified in Paragraph 8.1) in regard to events covered by Paragraph 8.1 above.  LICENSEE shall provide LICENSOR with a copy of the certificate of coverage evidencing compliance with the above requirements within thirty (30) days of the Effective Date of this Agreement and annually thereafter to evidence constant and continuous coverage during the life of this Agreement and thereafter for as long as liability exposure exists. Such insurance shall:

(a)

be written by an insurance company authorized to do business in the Licensed Territory;

(b)

be endorsed to also include product liability coverage;

(c)

provide and require thirty (30) days written notice to be given to LICENSOR prior to any cancellation or material change of the coverage;

(d)

include limits of coverage of not less than $1,000,000 per occurrence with an aggregate of $3,000,000 for personal injury or death, and $1,000,000 per occurrence with an aggregate of $3,000,000 for property damage.

8.3

LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED, TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, OR FOR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER DISCOVERABLE OR NOT DISCOVERABLE.  LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED IN CONNECTION WITH THE ABILITY TO OBTAIN REGULATORY APPROVALS OR ENVIRONMENTAL-BASED CLEARANCES TO DEVELOP, MAKE, USE AND SELL LICENSED PRODUCTS OR PRACTICE LICENSED PROCESSES.   NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY LICENSOR THAT THE PRACTICE BY LICENSEE OR SUBLICENSEE(S) OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.  IN NO EVENT SHALL LICENSOR, IT’S OFFICERS, AGENTS OR EMPLOYEES THEREOF BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOSS OF PROFITS, REGARDLESS OF WHETHER LICENSOR SHALL BE ADVISED OF, SHALL OTHERWISE HAVE REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY THEREOF.

9.

ASSIGNMENT

Neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by LICENSEE to any person or entity, whether voluntarily or involuntarily, by operation of law, or otherwise, without the prior written approval of LICENSOR in each instance.  In the event of an attempted assignment of this Agreement without the prior written approval of LICENSOR, such attempted assignment shall be null and void and shall be of no effect.  LICENSOR shall have the right, at its sole discretion, to terminate this Agreement after any such attempted assignment by LICENSEE.  As a condition of such approval, LICENSEE shall provide LICENSOR with evidence to demonstrate that such transferee has or is likely to acquire capital and manpower resources sufficient to fulfill the obligations it is assuming hereunder.  Upon completion of such transfer, thereafter the term “LICENSEE” as used herein shall refer to such transferee.  If the transferee shall not have agreed in writing to be bound by the terms and conditions of this Agreement, or LICENSOR and such transferee do not agree upon new licensing terms and conditions, within sixty (60) days of close of such transfer of LICENSEE's business, LICENSOR shall have the right to terminate this Agreement.

10.

CONFIDENTIALITY

10.1

 During the term, upon, and after the expiration or termination of this Agreement, the Parties shall keep all proprietary information within the scope of this Agreement confidential, including any and all proprietary and confidential information relating to the Intellectual Property, technical data, trade secret, Know-how or other confidential information disclosed by any party hereunder in writing, orally, or by drawing or other form and which shall be marked by the disclosing party as “Confidential” or “Proprietary”, or that by the nature of the circumstances surrounding disclosure ought reasonably to be treated as confidential (“Confidential Information”).  Confidential Information shall include information relating to any Improvement.

11.

TERMINATION

11.1

Cessation of Business.  If LICENSEE shall cease to carry on its business, this Agreement shall terminate immediately.

11.2

Non Payment.  Should LICENSEE fail to make any payment when due, LICENSOR shall have the right to terminate this Agreement on thirty (30) days' notice.  Upon the expiration of the thirty-day period, if LICENSEE shall not have paid such payment in full with any interest due thereon, the LICENSEE’s (and any sublicensees’) rights, privileges, and license granted hereunder shall automatically, and without any requirement for further action or notice from or by LICENSOR, terminate.

11.3

Material Breach.  Upon any material breach or default of this Agreement by LICENSEE other than those occurrences set out in Paragraphs 11.1 and 11.2 above which shall always take precedence in that order over any material breach or default referred to in this Paragraph 11.3, including, but not limited to, breach or default under Paragraph 4.3, LICENSOR shall have the right to terminate this Agreement and the rights, privileges, and license granted hereunder on ninety (90) days' notice to LICENSEE.  Such termination shall become effective unless LICENSEE shall have cured any such breach or default to the satisfaction of LICENSOR prior to the expiration of the ninety-day period.

11.4

Repetitive Non Payment.  LICENSOR may terminate this Agreement upon the occurrence of the third separate failure by LICENSEE within any consecutive three-year period for failure to pay fees when due, regardless of LICENSEE's compliance with Paragraph 11.2 above.

11.5

Challenge of Validity.  LICENSOR shall have the right to immediately terminate this license agreement in the event that LICENSEE challenges, directly or indirectly or at written urging of a third party on behalf of LICENSEE, whether as a claim, a cross-claim, counterclaim, or defense, the validity or enforceability of any of the licensed patents or Intellectual Property before any court, arbitrator, or other tribunal or administrative agency in any jurisdiction.

11.6

All amounts paid to date to LICENSOR by LICENSEE under this agreement shall be nonrefundable.

12.

PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS

Any payment, notice, or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified, first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

LICENSOR:

Hillwinds Energy Development Corporation

501 Kinds Highway East, Suite 108

Fairfield, CT  06825

LICENSEE:

Hillwinds Ocean Energy, LLC

501 Kinds Highway East, Suite 108

Fairfield, CT  06825

13.

MISCELLANEOUS

13.1

Governing Laws.  This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of New York without regard to its choice of law or conflicts of law rules or principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted. LICENSEE hereby consents to adjudication of any dispute, including the validity of any patent licensed hereunder, between LICENSOR and LICENSEE by the judicial court system in the State of New York and further acknowledges jurisdiction of such disputes to be subject to the "long-arm statutory jurisdiction" of the New York court system.

13.2

Use of Names.  LICENSEE shall not use the names, logos, trademarks, or any other mark or image considered by LICENSOR to be identified with or protected by LICENSOR, or those of any of the LICENSOR's employees or former employees, or any adaptation thereof, in any advertising, promotional or sales literature without the prior written consent of LICENSOR in each case, except that LICENSEE may state that it is licensed by LICENSOR under the patents and/or applications comprising the Intellectual Property identified in this Agreement.

13.3

Severability.  The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

13.4

Patent Marking.  LICENSEE shall mark Licensed Products sold with all applicable identification numbers, when and where appropriate.

13.5

No Waiver.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

13.6

Term.  This Agreement shall remain in full force and effect unless otherwise terminated as provided herein.

13.7.

Export Controls.  LICENSEE hereby agrees that it shall not sell, transfer, export or reexport any Licensed Products or related information in any form, or any direct products of such information, except in compliance with all applicable laws, including the export laws of U.S. government agencies and any regulations thereunder, and will not sell, transfer, export or reexport any such Licensed Products or information to any persons or any entities with regard to which there exist grounds to suspect or believe that they are violating such laws.  LICENSEE shall be solely responsible for obtaining all licenses, permits or authorizations required from the U. S. and any other governmental entity for any such export or reexport.  To the extent not inconsistent with this Agreement, LICENSOR agrees to provide LICENSEE with such assistance as it may reasonably request in obtaining such licenses, permits or authorizations.

13.8

Headings.  The headings of the sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13.9

Entire Agreement.  The Parties acknowledge that this Agreement together with any exhibits, schedules or other attachments specified herein, sets forth the entire Agreement and understanding of the Parties as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the Parties.  Accordingly, this Agreement supersedes all prior agreements or understandings, written or oral, among the Parties.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused their duly authorized representatives to execute this document as of the Effective Date.

LICENSOR HILLWINDS ENERGY DEVELOPMENT CORP. By: /s/ Name: Aleksandr Motovilov Title: Executive Vice President and Treasurer	LICENSEE HILLWINDS OCEAN ENERGY, LLC By: /s/ Name: Aleksander Motovilov Title: Executive Vice President and Treasurer

APPENDIX A

Patents and Patent Applications

LICENSOR owns, holds or otherwise controls numerous Patents, numbering not less than six (6), and other Intellectual Property relating to the Primary Fields, which, among other things, are believed to cover breakthrough methods and processes to efficiently:

•

Develop  all-natural,  industrial non-toxic ocean-based algae production systems for commercial purposes.

•

Capture carbon dioxide (“CO2”) from waste emissions and eliminate CO2 pollution from the atmosphere, for future high percentage utilization in industrial ocean-based algae farming  without secondary release, which can generate carbon credits where applicable.

•

Provide for the fixation of such captured carbon, or otherwise, by transferring, with virtually no atmospheric loss, CO2 to photosynthetic organisms such as algae with breakthrough efficiency.

•

Control gas exchange during the algae production process.

•

Control of nutrient media, including the concentration of CO2 available for algae growth and limiting factors such as oxygen and other inhibitors, boosting growth rates.

•

Increase the productivity, growth rate and energy content of the final product.

•

Produce algae as a biomass product for large-scale biofuel and bioproducts sales.

•

Lower the cost of commercial scale carbon capture, sequestration, and production of algae for the ultimate production of biofuels and related co-products.

LICENSOR believes that its Patents and Intellectual Property can be applied to, among other things, commercially produce and market large quantities of algae oil and algae biomass products.

More specific information regarding the Patents is not disclosed here for confidentiality and business reasons, but LICENSOR has furnished to LICENSEE, and LICENSEE has received, evaluated, and is in possession of, all relevant herein referenced Patent information.

THIS LICENSE ASSIGNMENT APPROVAL AND CONSENT

THIS LICENSE ASSIGNMENT APPROVAL AND CONSENT (the “Consent”) is provided on this 15th day of August, 2011, by Hillwinds Energy Development Corporation, a Connecticut corporation ("HEDC"), to Hillwinds Ocean Energy, LLC, a Connecticut limited liability company ("HOEL").

RECITALS

WHEREAS, HEDC and HOEL entered into that certain exclusive license agreement (the “License”) dated April 13, 2009; and

WHEREAS, HOEL wishes to transfer, sell or assign the License to HDS International Corp., a Nevada corporation (“HDSI”), for certain good and valuable consideration; and

WHEREAS, pursuant to the terms and conditions of the License (and more specifically, pursuant to the terms of Section 9 of the License), before HOEL can transfer, sell or assign its License to HDSI:  (i) HOEL must receive the prior written approval of HEDC, (ii) HOEL must provide HEDC with evidence to demonstrate that HDSI has or is likely to acquire capital and manpower resources sufficient to fulfill the obligations it is assuming under the License, and (iii) HDSI shall agree that the terms and conditions of the License shall be binding upon it; and

WHEREAS, HOEL has satisfied or has facilitated the satisfaction of any and all obligations under Section 9 of the License governing the transfer, sale and assignment process, and  HEDC wishes to provide its consent to HOEL to transfer, sell or assign the License to HDSI.

NOW, THEREFORE, in consideration of the premises contained herein, HEDC agrees that HOEL may transfer, sell or assign the License and any of its rights and privileges thereunder to HDSI; provided, however that such transaction is executed within 60 days of the date first written above.

            IN WITNESS WHEREOF, HEDC, intending to be legally bound hereby, has caused its duly authorized representative to execute this document as of the date first written above.

HILLWINDS ENERGY DEVELOPMENT CORPORATION By: /s/ Name: Tassos D. Recachinas Title: President

EXHIBIT B

BILL OF SALE AND

ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, Hillwinds Ocean Energy, LLC, a Connecticut limited liability company (“HOEL”), does hereby sell, assign, convey and transfer unto HDS International Corp., a Nevada corporation (“HDSI”), all of HOEL’s right, title and interest in and to the assets (the “Assets”) more particularly described in the Asset Acquisition Agreement dated August 15th, 2011 and its Exhibit A attached hereto and made a part hereof.

HOEL hereby warrants to HDSI, its successors and assigns, that HOEL is the rightful owner of the Assets conveyed; that HOEL is conveying to HDSI good and merchantable title to all of the Assets conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that HOEL (and HOEL’s successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

HOEL hereby covenants and agrees that it will, at the request of HDSI and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in HDSI, its successors and assigns, good and merchantable title to the Assets conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put HDSI in control and possession thereof.

HOEL does hereby irrevocably constitute HDSI, its successors and assigns, as HOEL’s true and lawful attorney-in-fact, with full power of substitution, in HOEL’s or HDSI’s name, to claim, demand, collect and receive the Assets conveyed.

This instrument shall be binding on HOEL and its successors and assigns, and shall inure to the benefit of HDSI and its successors and assigns.

Dated this 16th day of August, 2011.

HILLWINDS OCEAN ENERGY, LLC

By:

 /s/ Tassos D. Recachinas

Name:

Tassos D. Recachinas

Title:

President